UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

PERFORMANT HEALTHCARE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following communication was shared with Performant Healthcare, Inc. employees:
Team,
Today marks a defining moment in our journey together, one that brings with it a deep mix of emotions, tremendous gratitude, and genuine excitement for what lies ahead.
As you may have seen in the release issued early this morning, our company announced that it has entered into an agreement to be acquired by Machinify. This decision wasn’t made lightly. It came after months of careful consideration, driven by one guiding principle, doing what’s best for our people, our customers, and the future of the mission we’ve built together. To say I’m proud of what we’ve accomplished would be an understatement. What we’ve built here is extraordinary, not just in terms of business performance, but in the culture, the relationships, the grit, and the humanity that defines us. Every milestone, every challenge overcome, every innovation, it’s all rooted in your talent, your passion, and your steadfast commitment. Machinify clearly sees that as well. They recognize what we’ve built and see strong strategic value in joining forces. This is not an ending, it’s a springboard. Machinify is aligned with our values, believes in our people, and will bring additional resources, opportunities, and scale that will benefit our mission. There will be more tools to do great work, and the chance to grow in ways we simply couldn’t achieve alone. Most importantly, our culture, the soul of this place, remains central to the future and I’m confident that our legacy is in good hands.
I want to thank each of you for your contributions and for your tireless dedication to serving our clients. For showing up each and every day with heart and purpose. And for making this not just a place to work, but a place to belong. As we step into this new chapter, know that I’ll continue to advocate for what matters most: our people. You are the reason we’ve come this far, and you’re the reason I’m so confident in where we’re headed.
I recognize news like this brings a mix of emotion, excitement, uncertainty, and questions about what comes next. While we don’t yet have all the answers, please know that we are fully committed to keeping you informed as soon as we can responsibly do so. Your resilience and professionalism mean everything, and we will move through this next chapter together, with transparency, care, and respect for each and every one of you.

My heartfelt thanks to this incredible team and optimism for the future,
Simeon Kohl

Additional Information about the Transaction and Where to Find It
In connection with the proposed transaction, Performant Healthcare, Inc. (the “Company” or “Performant”) will file a proxy statement with the SEC. The proxy statement will be sent to all of the Company’s stockholders. The Company also will file other documents regarding the proposed transaction with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF PERFORMANT ARE URGED TO READ THE PROXY STATEMENT (WHEN AVAILABLE) AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
Investors and Performant stockholders may obtain free copies of the proxy statement (when available) and other documents that are filed or will be filed with the SEC by Performant through the website maintained by the SEC at www.sec.gov.
The documents filed by Performant with the SEC also may be obtained free of charge at Performant’s website at www.performanthealthcare.com or upon written request to Performant Healthcare, Inc., 900 South Pine Island Road, Suite 150, Plantation, FL 33324.
Participants in the Solicitation
Performant and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Performant’s stockholders in connection with the proposed transaction. Information about Performant’s directors and executive officers is set forth in Performant’s proxy statement for its 2025 Annual Meeting of Stockholders on Schedule 14A filed with the SEC on April 24, 2025 (the “Annual Meeting Proxy Statement”). To the extent that holdings of Performant’s securities have changed since the amounts printed in the Annual Meeting Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the proxy statement regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.
Forward Looking Statements
The Company’s disclosure in this communication may contain forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. These forward-looking statements are based on current expectations, estimates, assumptions, and projections that are subject to change and actual results may differ materially from the forward-looking statements. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) the risk that the proposed merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s common stock; (ii) the failure to satisfy any of the conditions to the consummation of the proposed merger, including the receipt of certain regulatory approvals; (iii) the failure to obtain stockholder approval; (iv) the occurrence of any fact, event, change, development or circumstance that could give rise to the termination of the merger agreement, including in circumstances requiring the Company to pay a termination fee; (v) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally; (vi) risks that the proposed transaction disrupts the Company’s current plans and operations; (vii) the Company’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business, in light of the proposed transaction; (viii) risks related to diverting management’s attention from the Company’s ongoing business operations; (ix) unexpected costs, charges or expenses resulting from the proposed merger; (x) potential litigation relating to the merger that could be instituted against the parties to the merger agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; (xi) certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xiii) uncertainty as to timing of completion of the proposed Merger; (xiv) legislative, regulatory and economic developments affecting the Company’s business and (xvii) other risks described in the Company’s filings with the U.S. Securities and Exchange Commission, such risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s annual report on Form 10-K for the year ended December 31, 2024 and subsequently filed reports on Forms 10-Q and 8-K. The forward-looking statements are made as of the date of this press release and the Company does not undertake to update any forward-looking statements to conform these statements to actual results or revised expectations.